UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported 3/31/2004)

                          Med Gen Inc.
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     (Exact name of registrant as specified in its charter)

           Nevada                   000-29171            65-0703559
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(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)         Identification No.)


 7284 West Palmetto Park Road, Suite #207, Boca Raton, FL  33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O  Med Gen Inc.
                  7284 West Palmetto Park Road
                           Suite #207
                      Boca Raton, FL  33433


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Item 8.01.  Other Events.

On  March  31, 2005, the Company executed an agreement  with  NIR
Group, a New York-based investor group. The basic terms of the agreement were as follows:

A. 1,540,000 8% Callable Secured Convertible Debenture due three years from the date of issuance. The investment will be made in three tranches, the first in the amount of $740,000 upon signing of the agreement; the second in the amount of $400,000 upon the filing of a registration statement; and the third in the amount of $400,000 upon the effectiveness of the registration statement. The first payment in the amount of $740,000 has been received by the Company. The balance of the funds was utilized to pay off the existing Secured Lender in the sum of $405,000 plus accrued interest and the remaining amount will be used for an advertising campaign and general corporate obligations. Mr. Kravitz also agreed to pledge his common stock [700,000 shares] during the period that the note is outstanding.

B. Interest at the rate of 8% per annum payable quarterly with 8 months payable in a lump sum at the close of the second tranche and 8 months payable in a lump sum at the close of the third tranche. The interest rate resets to 0% for any month in which the price of the stock is 125% of the Initial Market Price {approximately $.05} for each trading day during that month.

C. The Debenture is immediately convertible into shares of common stock at any time during the term. The conversion price will be equal to 40% of the lessor of $.09 and the average of the lowest intra-day trading prices during the 20 trading days immediately prior to the conversion.

D. At the Company's option, in any month in which the current stock price is below the Initial Market Price, the Company can pay outstanding principal and interest due for that month and no conversions can be made for that month.

E. The holder of the Debenture will also receive 1,540,000 warrants to purchase one share of common stock at an exercise price of $.085.

F. The Company will undertake to file a Registration Statement covering all of the underlying common stock issuable under the Debenture and the Warrants.

G. The Company will take all steps necessary within the next 45 days to increase its authorized shares to cover the issuance of the underlying shares of common stock


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                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Med Gen Inc.

                              /s/Paul B. Kravitz
                              ----------------------------------
                              Paul B. Kravitz,
                              Chairman & Chief Executive Officer

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